UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53206	20-4738467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
	(Address of Principal Executive Offices)	(Zip Code)

(480) 998-3478

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today the preliminary results of its modified “Dutch Auction” tender offer for the purchase of up to $150 million in value of shares of its Class A common stock, par value $0.01 per share (the “Class A Shares”), which expired at 11:59 p.m., New York City Time, on July 18, 2012. HTA announced that it was pleased to process the full amount of the tender offer as initially contemplated and meet the properly tendered requests submitted by tendering stockholders. Wells Fargo Securities, LLC acted as the dealer manager for the tender offer.

Based on the preliminary count by Computershare, Inc., the paying agent for the tender offer, and ARC Advisory Services, LLC, the depositary for the tender offer, a total of 22,864,936 Class A Shares were properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share, including 1,053,398 Class A Shares that were tendered through notice of guaranteed delivery. Based on this preliminary count, the 22,864,936 Class A Shares properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share represent approximately 39.9% of HTA’s currently issued and outstanding Class A Shares and approximately 10.0% of HTA’s currently issued and outstanding shares of common stock of all classes.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and the depositary, HTA will accept for purchase 14,851,485 Class A Shares properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $10.10 per share, for an aggregate cost of approximately $150 million, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 14,851,485 Class A Shares to be accepted for purchase in the tender offer represent approximately 25.9% of HTA’s currently issued and outstanding Class A Shares and approximately 6.5% of HTA’s currently issued and outstanding shares of common stock of all classes. Based on these preliminary numbers, HTA anticipates that, following settlement of the tender offer, it will have approximately 42,519,915 Class A Shares outstanding and an aggregate of 214,372,161 shares of common stock of all classes outstanding.

Due to the oversubscription of the tender offer, based on the preliminary count described above, HTA will accept for purchase on a pro rata basis approximately 65% of the Class A Shares properly tendered and not properly withdrawn at or below the purchase price of $10.10 per Class A Share by each tendering stockholder (other than “odd lot” holders, whose Class A Shares will be purchased on a priority basis).

The number of Class A Shares to be purchased, the purchase price and the proration information are preliminary and subject to change. The preliminary information set forth herein is subject to confirmation by the paying agent and the depositary and is based on the assumption that all Class A Shares tendered through notice of guaranteed delivery will be delivered within three business days of the expiration of the tender offer. The final number of Class A Shares to be purchased, the final purchase price and the final proration information will be announced following completion of the confirmation process. Payment for the Class A Shares accepted for purchase under the tender offer, and return of all other Class A Shares tendered and not purchased, will occur promptly thereafter.

The press release announcing the preliminary results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

	By:	/s/ Scott D. Peters
Date: July 19, 2012		Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman